SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                          F O R M  8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (Date of earliest event report:    December 16, 1994
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                       MARK IV INDUSTRIES, INC.
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     (Exact name of registrant as specified in its charter)


                             Delaware
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        (State or other jurisdiction of incorporation)


          1-8862                               23-1733979
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(Commission File Number)           (IRS Employer Identification No.)


501 John James Audubon Pkway., Amherst, New York         14226-0810
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(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:   (716-689-4972)
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  (Former name or former address, if changed since last report.)










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Item 5 - Other Events
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     On December 16, 1994, the Registrant completed an underwritten public offering of 6,175,000 shares of its common stock, par value $0.01 per share, at a public offering price of $19.00 per share. The net proceeds of the offering, estimated to be approximately $113 million, will be used to reduce outstanding indebtedness under the Registrant's revolving credit facility, including amounts borrowed to refinance indebtedness of Purolator Products Company, which was recently acquired by the Registrant.




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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MARK IV INDUSTRIES, INC.



                                        By:/s/ Richard L. Grenolds
                                        --------------------------
                                        Richard L. Grenolds
                                           Vice President and Chief
                                            Accounting Officer



Date:  December 21, 1994